                                                           EXHIBIT 10.1


                     EMPLOYEE BENEFITS ALLOCATION AGREEMENT

      THIS BENEFITS AGREEMENT is made and entered into as of this 25th day of July, 1997 by and among General Semiconductor, Inc. a Delaware corporation ("GS"), NextLevel Systems, Inc., a Delaware corporation ("NextLevel Systems"), and CommScope, Inc., a Delaware corporation ("CommScope").

      WHEREAS, pursuant to the terms of that certain Distribution Agreement by and among General Instrument Corporation, NextLevel Systems and CommScope and dated as of June 12, 1997 (the "Distribution Agreement"), the parties have entered into this Agreement regarding certain employment, compensation and benefit matters occasioned by the Distributions.

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each other member of its Group over which it has direct or indirect legal or effective control, hereby agrees as follows:

SECTION 1. Definitions. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. All other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

            "Active Employees" means, with respect to each Group, all employees regularly engaged in the performance of services to, for or on behalf of any member of such Group as of the close of business on the NextLevel Systems Distribution Date.

            "Former Employees" means, with respect to each Group, all former employees of GI and/or its Subsidiaries (including, but not limited to, such employees who, as of the close of business on the NextLevel Systems Distribution Date, are on leave of absence, long-term disability or layoff with recall rights and the dependents of those persons) who, if they were regularly engaged in the performance of services to, for or on behalf of GI or any of its Subsidiaries at the close of business on the NextLevel Systems Distribution Date, would be an Active Employee of such Group, determined on a basis consistent with the determination of the Active Employees of such Group and shall, with respect to GS, include former employees of previously disposed of businesses, discontinued operations and the corporate office of GI.

            "GS Salaried Welfare Plans" means, collectively, the General Instrument Corporation Group Welfare Benefits Plan and the General Instrument Corporation Cafeteria Plan.

SECTION 2. General Employment Matters.

      2.01. General Obligations. Except as specifically provided herein, from and after the NextLevel Systems Distribution Date, each of GS, NextLevel Systems and CommScope shall and shall, as applicable, cause each of the other members of its respective Group over which it has direct or indirect legal or effective control to, (a) continue the employment of all of the Active Employees of its respective Group, subject, however to the terms of Section 2.03 below and (b) except as otherwise specifically provided herein, pay, perform and discharge any and all labor, employment, compensation and benefit liabilities, whether arising prior to, on or after the NextLevel Systems Distribution Date, with respect to all such Active Employees and all Former Employees of its respective Group. Except as specifically provided herein, each of GS, NextLevel Systems and CommScope shall be solely responsible for the Former Employees of its respective Group.

      2.02. Initial Compensation of Active Employees. The initial compensation (base salary or wage level) of each Active Employee of each Group shall be the same as the compensation (base salary or wage level) of such Active Employee immediately prior to the NextLevel Systems Distribution Date.

      2.03. No Additional Employment Rights Created. Nothing in this Agreement shall give any Active Employee of any Group any right to continued employment by any member of that Group or any other Group beyond the NextLevel

      Systems Distribution Date, which is in addition to or supplemental to any such right he or she may have arising under contract or otherwise.

SECTION 3. United States Salaried Pension and Savings Plan Benefits.

      3.01. Defined Benefit Plans.

            (a) Effective as of June 30, 1997, Next Level Communications (a member of the NextLevel Group) ceased to be a sponsor of the General Instrument Corporation Pension Plan for Salaried and Hourly Paid Non-Union Employees (the "Pension Plan"), and GS and the members of the GS Group became the only sponsors of the Pension Plan. Effective as of July 1, 1997, NextLevel Systems established a defined benefit plan (the "NextLevel Systems Pension Plan") for the benefit of the Active Employees and Former Employees of the NextLevel Group who were, immediately prior to such effective date, participants in the Pension Plan. Upon the transfer of assets contemplated in Section 3.01(c), all liabilities for benefits accrued under the Pension Plan through June 30, 1997 in respect of the Active Employees and Former Employees of the NextLevel Group shall be transferred from the Pension Plan to the NextLevel Systems Pension Plan. The Pension Plan shall retain all other liabilities of the Pension Plan.

            (b) Promptly after the NextLevel Systems Distribution Date, GS shall cause the actuary of the Pension Plan (the "Plan Actuary") to allocate the assets of the Pension Plan as of June 30, 1997 between the Pension Plan and the NextLevel Systems Pension Plan. Such allocation shall reflect the division of liabilities set forth in Section 3.01(a) and shall be effected in accordance with Section 414(l) of the Code and the regulations thereunder, using for such purpose those actuarial assumptions prescribed by the Pension Benefit Guaranty Corporation for calculating unfunded benefit liabilities in connection with single employer plans terminating on June 30, 1997 (the "Assumptions"). If the fair market value of the assets of the Pension Plan as of June 30, 1997, exceeds the present value of accrued benefit liabilities calculated on a plan termination basis using the Assumptions, such excess shall be allocated between the Pension Plan and the NextLevel Systems Pension Plan in proportion to the present value of the accrued benefit liabilities allocated to each such plan. The assets allocable to the NextLevel Systems Pension Plan pursuant to this
      Section 3.01(b) as of June 30, 1997 is hereinafter referred to as the "Distribution Date Asset Value."

            (c) As promptly as practical after the determination of the Distribution Date Asset Value pursuant to Section 3.01(b), GS shall cause the trustee of the Pension Plan to transfer to the trustee of the NextLevel Systems Pension Plan the Distribution Date Asset Value (i) increased by a proportionate share of the earnings (or decreased by a proportionate share of losses) of the Pension Plan from June 30, 1997 until the date of transfer (the "Interim Period") and (ii) decreased by benefit payments to the Active Employees and Former Employees of the NextLevel Group during the Interim Period (the "Transferred Amount"). The Transferred Amount shall be transferred in cash or other property as may be agreed between the trustees of the respective plans.

            (d) During the Interim Period, the Pension Plan shall make all benefit payments that become due in respect of the Active Employees and Former Employees of the NextLevel Group to the extent such benefits were accrued under the Pension Plan through June 30, 1997.

            (e) All calculations required under this Section 3.01 shall initially be made by the Plan Actuary. The Plan Actuary shall provide to the actuary for the NextLevel Pension Plan (the "NextLevel Actuary"), for review, all calculations made pursuant to this Section 3.01, together with all supporting documentation, work papers, census data and other information reasonably requested by the NextLevel Actuary. If the Plan Actuary and the NextLevel Actuary cannot agree on the determination of the Transferred Amount, a third actuary, mutually agreeable to GS and NextLevel Systems, shall be appointed, whose determination of the Transferred Amount shall be binding on all parties; provided, however, that the amount determined by the third actuary may not be lower than the lowest amount nor higher than the highest amount determined by the Plan Actuary and the NextLevel Actuary.

      3.02. CommScope, Inc. Employees Profit Sharing and Savings Plan. CommScope shall, immediately following the NextLevel Systems Distribution Date, continue to sponsor the CommScope, Inc. Employees Profit Sharing and Savings Plan (the "CommScope DC Plan").

      3.03. General Instrument (Puerto Rico), Inc. Savings Plan. NextLevel Systems shall, immediately following the NextLevel Systems Distribution Date, cause its subsidiary, General Instrument (Puerto Rico), Inc. ("GI Puerto Rico"), to continue to sponsor the General Instrument (Puerto Rico), Inc. Savings Plan (the "Puerto Rico Plan").

      3.04. General Instrument Corporation Savings Plan. The active participation in the General Instrument Corporation Savings Plan (the "GI Savings Plan") by persons other than the Active Employees of the GS Group ceased to be effective as of June 30, 1997. In addition, as of June 30, 1997, all members of the NextLevel Group ceased to be sponsors of the GI Savings Plan and the members of the GS Group became the only sponsors of the GI Savings Plan.

      3.05. Establishment of NextLevel Systems Defined Contribution Plan.

            (a) NextLevel Systems Plan. NextLevel Systems has established or made available, effective as of July 1, 1997, a defined contribution plan for the benefit of the Active Employees of the NextLevel Systems Group (the "NextLevel Systems DC Plan").

            (b) Transfer of Account Balances to NextLevel Systems DC Plans. As promptly as practical after the NextLevel Systems Distribution Date, GS shall cause the trustee of the GI Savings Plan to transfer to the trustee of the NextLevel Systems DC Plan, the account balances of each Active Employee of the NextLevel Systems Group and each Former Employee of the NextLevel Systems Group with respect to whom the GI Savings Plan maintains an account as of the close of business on the NextLevel Systems Distribution Date. Such transfers shall be equal to the value of the transferred account balances as of the close of business on the day preceding the date of transfer and shall be in cash, except that the NextLevel Systems DC Plan will accept the following: (i) GS Common Stock for the GS Common Stock fund portion of such account balances (together with any and all of the shares of the common stock of NextLevel Systems and CommScope distributed in connection with the Distributions); and (ii) amounts credited to the GI Savings Plan which are held in mutual funds which are also investment media in the NextLevel Systems DC Plan.

      3.06. Transfer of Employer Stock. Each of the sponsors of the GI Savings Plan, the CommScope DC Plan, the NextLevel Systems DC Plan and the Puerto Rico Plan shall cause their respective plans (i) to permit the participants therein to sell from the GS Common Stock Fund portion of the plan the shares of Common Stock of the two entities that do not sponsor the plan immediately after the NextLevel Systems Distribution Date, or in the case of the Puerto Rico Plan, are not the parent corporation of such plan's sponsor, immediately after the NextLevel Systems Distribution Date and (ii) not to permit the future investment in the shares of Common Stock of any entity that does not sponsor the plan, or in the case of the Puerto Rico Plan, is not the parent corporation of such plan's sponsor (except for investments in the stock of such entity indirectly through mutual funds or other collective investment vehicles with respect to which participants have no control over the individual investments thereof).

SECTION 4. Pension Matters Outside the United States. With respect to the business and operations of each Group in jurisdictions outside the United States, each of the parties hereto shall (and, as applicable, shall cause each other member of its Group over which it has direct or indirect legal or effective control to) assume or retain, as the case may be, any and all pension liabilities and attendant plans and their assets related to its Active Employees and Former Employees.

SECTION 5. Executive Compensation.

      5.01. GI Supplemental Executive Retirement Plan. None of the Active Employees of the NextLevel Group have accrued any benefits under the GI Supplemental Executive Retirement Plan (the "SERP") from and after June 30, 1997. As of the NextLevel Systems Distribution Date, NextLevel Systems shall assume all liabilities under the SERP in respect of the Active Employees and Former Employees of the NextLevel Group.

      5.02. GI Voluntary Deferred Compensation Plan. The participation of the Active Employees and Former Employees of the NextLevel Systems Group and the CommScope Group in the GI Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") shall cease as of the NextLevel Systems Distribution Date. As of the NextLevel Systems Distribution Date, NextLevel Systems and CommScope shall assume the liability for the accounts of their respective Active Employees and Former Employees in the Deferred Compensation Plan. GS shall continue to sponsor the Deferred Compensation Plan and shall retain all other liabilities under the Deferred Compensation Plan including the liability for the accounts of its Active Employees and Former Employees in the Deferred Compensation Plan. The total of each account of each

Active Employee or Former Employee of the NextLevel Systems Group and the CommScope Group in the Deferred Compensation Plan as of the NextLevel Systems Distribution Date shall become the opening balance of such Active Employee's or Former Employee's account in a nonqualified deferred compensation plan established, as of the NextLevel Systems Distribution Date, by NextLevel Systems (the "NextLevel Systems Deferred Compensation Plan") or CommScope (the "CommScope Deferred Compensation Plan"), as the case may be. As promptly as practical after the NextLevel Systems Distribution Date, assets having a fair market value as of the date of transfer equal to the transferred account balances as of such date shall be transferred to a successor trust established by NextLevel Systems in connection with the NextLevel Systems Deferred Compensation Plan or to a successor trust established by CommScope in connection with the CommScope Deferred Compensation Plan, as the case may be. Such transferred assets shall be in cash or such other property as may be agreed between GS and NextLevel Systems and between GS and CommScope.

      5.03. Options. NextLevel Systems and CommScope have established, respectively, the NextLevel Systems 1997 Long-Term Incentive Plan (the "NextLevel Systems Incentive Plan") and the CommScope 1997 Long-Term Incentive Plan (the "CommScope Incentive Plan"). Effective as of the NextLevel Systems Distribution Date, all outstanding options in respect of GI Common Stock held immediately prior to the NextLevel Systems Distribution (the "Current Options"):
(i)(A) by Active Employees and Former Employees (except as otherwise provided herein) of either the NextLevel Group or the CommScope Group and (B) current directors of GI immediately prior to the NextLevel Systems Distribution will be replaced with substitute options in respect of NextLevel Systems Common Stock or CommScope Common Stock, as the case may be (the "Substitute Options"), issued under either the NextLevel Systems Incentive Plan or the CommScope Incentive Plan; and (ii) by one Former Employee (Daniel F. Akerson) and certain retired directors (Daniel F. Akerson, Morton H. Meyerson, Felix G. Rohatyn, Paul G. Stern and Robert S. Strauss) shall be adjusted so that, after the NextLevel Systems Distribution, in addition to options held in respect of GS Common Stock ("GS Options"), such persons will also hold replacement options in respect of NextLevel Systems Common Stock and CommScope Common Stock ("Spin-off Options"). The number of shares with respect to which the Spin-off Options shall be granted shall be the number of shares of NextLevel Systems Common Stock and CommScope Common Stock that the holder of the Current Options would have received in the NextLevel Systems Distribution if he were a holder on the NextLevel Systems Distribution Date of that number of shares of GI Common Stock covered by the Current Option. Substitute Options, GS Options and Spin-off Options shall be designed to preserve the economic value of the related Current Options, and the vesting and expiration dates and other terms of the related awards will remain in effect under the Substitute Options, GS Options and Spin-off Options, as applicable. Effective as of the NextLevel Systems Distribution Date, all outstanding options in respect of GS Common Stock held by Active Employees of the GS Group as of the NextLevel Systems Distribution Date will be adjusted as necessary to reflect the NextLevel Systems Distribution. The number of shares covered by the Substitute Options, GS Options, and Spin-off Options, and the exercise price thereof, shall be determined by a committee consisting of the chief executive officers of GS, NextLevel Systems and CommScope.

      5.04. Stock Appreciation Rights. Prior to the NextLevel Systems Distribution Date, certain persons held stock appreciation right ("SAR") agreements ("SAR Agreements") with respect to GI Common Stock. Effective as of the NextLevel Systems Distribution Date, all outstanding SAR Agreements shall be adjusted so that, after the NextLevel Systems Distribution, in addition to a SAR held in respect of GS Common Stock ("GS SAR"), such persons will also hold a SAR in respect of NextLevel Systems Common Stock and CommScope Common Stock ("Spin-off SARs "). The number of reference shares with respect to which each Spin-Off SAR shall be granted shall be the number of shares of NextLevel Systems Common Stock and CommScope Common Stock that the holder of the SAR would have received in the NextLevel Systems Distribution if he were a holder on the NextLevel Systems Distribution Date of that number of shares of GI Common Stock covered by the SAR. A Spin-off SAR shall be designed to preserve the economic value of the related SAR, and the other terms of the related SAR will remain in effect under the Spin-off SAR, as applicable. The number of reference shares covered by each Spin-off SAR shall be determined by a committee consisting of the chief executive officers of GS, NextLevel Systems and CommScope.

      5.05. Employment and Other Agreements. CommScope shall retain or assume, as the case may be, any and all contractual obligations to Mr. Drendel with respect to his employment agreement. GS shall have no further obligation to Mr. Drendel with respect to his employment agreement.

SECTION 6. Welfare Benefits.

      6.01. GS Salaried Welfare Plans. Effective on the NextLevel Systems Distribution Date, GS shall serve as the sole sponsor of the GI Salaried Welfare Plans from and after the NextLevel Systems Distribution Date.

      6.02. Allocation and Discharge of Welfare Plan Liabilities. NextLevel Systems shall retain or assume, as the case may be, and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the NextLevel Systems Group and their dependents. CommScope shall retain or assume, as the case may be, and discharge all welfare plan liabilities with respect to Active Employees and Former Employees of the CommScope Group and their dependents. GS shall retain and discharge all other welfare plan liabilities which remain after allocation of liabilities to CommScope and NextLevel Systems under the two immediately preceding sentences, including, without limitation, all such liabilities relating to the Active Employees and Former Employees of the GS Group and their dependents.

SECTION 7. General.

      7.01. Post-Distribution Administration of Plans. The parties hereto agree to administer all plans consistently herewith, and to the extent necessary to amend their respective employee benefit plans accordingly.

      7.02. Cost and Expenses. Each party shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred in the design, drafting and implementation of any and all plans and compensation structures which it establishes or creates and the amendment of its existing plans or compensation structures.

SECTION 8. Miscellaneous.

      8.01. Complete Agreement; Construction. This Agreement and the Distribution Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement or the Distribution Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, this Agreement shall control.

      8.02. Other Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by any of the other Ancillary Agreements.

      8.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

      8.04. Survival of Agreements. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the NextLevel Systems Distribution Date.

      8.05. Notices. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

      If to GS, at:                   General Semiconductor, Inc.
                                      10 Melville Park Road
                                      Melville, New York 11747-3113
                                      Attn: General Counsel

      If to NextLevel Systems, at:    NextLevel Systems, Inc.
                                      8770 West Bryn Mawr Avenue
                                      Chicago, Illinois 60631
                                      Attn: General Counsel

      If to CommScope, at:            CommScope, Inc.
                                      1375 Lenoir-Rhyne Boulevard
                                      Hickory, North Carolina 28601
                                      Attn: General Counsel

      8.06. Waivers. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

      8.07. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

      8.08. Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

      8.09. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

      8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the members of their respective Groups and Affiliates, after giving effect to the Distributions, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

      8.11. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

      8.12. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      8.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER. WITHOUT LIMITING THE PROVISIONS OF SECTIONS 8.14 AND 8.15 HEREOF, EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND (B) IN THE CIRCUMSTANCE SET FORTH IN THE NEXT SENTENCE, THE SUPREME COURT OF THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR OF ANY ANCILLARY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES AGREES TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING HERETO ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH SUIT, ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR JURISDICTIONAL REASONS, IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND IN NO OTHER FORUM. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN THE FORUM PROVIDED FOR HEREIN WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR (II) IN THE CIRCUMSTANCES SET FORTH IN THE SECOND SENTENCE HEREOF, THE SUPREME COURT OF THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      8.14. Mediation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or any transaction contemplated hereby or thereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the general counsels (or other chief legal officers) of the relevant parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute.

      8.15. Arbitration. If after the reasonable period of time provided for in
Section 8.14, the relevant general counsels (or other chief legal officers) are unable to settle an Agreement Dispute, such Agreement Dispute shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable Rules for Commercial Arbitration and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration shall be commenced and all the proceedings thereof conducted in New York City. If any such arbitration requires the consent of a non-party to this Agreement to submit to arbitration, the party initiating the arbitration shall use reasonable efforts to procure such consent. If such consent cannot be procured, the initiating party shall nevertheless be bound to proceed against all other parties herein solely by arbitration pursuant to this Section 8.15, and shall (unless otherwise agreed by all parties herein who may be affected by such Agreement Dispute) be bound by Section 8.13 with respect to claims arising out of any Agreement Disputes against a non-party to this Agreement which is amenable to, or consents to, jurisdiction in the forum set forth in Section 8.13.

      8.16. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      8.17. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the NextLevel Systems Distribution Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       GENERAL SEMICONDUCTOR, INC.


                                       By: /s/ Ronald A. Ostertag
                                           -----------------------------
                                       Name:  Ronald A. Ostertag
                                       Title: Chairman, CEO & President

                                       NEXTLEVEL SYSTEMS, INC.


                                       By: /s/ Keith A. Zar
                                           -----------------------------
                                       Name:  Keith A. Zar
                                       Title: Vice President and General Counsel

                                       COMMSCOPE, INC.


                                       By: /s/ Frank B. Wyatt, II
                                           -----------------------------
                                       Name:  Frank B. Wyatt, II
                                       Title: Secretary